UNITED STATES

                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT

             Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2000


                  GRAND PREMIER FINANCIAL, INC.
      (Exact name of registrant as specified in its charter)



        Delaware                        0-20987              36-4077455
(State or other jurisdiction    (Commission File No.)    (I.R.S. employer
   of incorporation)                                    identification no.)


         486 West Liberty Street, Wauconda, IL 60084-2489
       (Address of principal executive office)   (Zip code)

Registrant's telephone numbers, including area code: (847) 487-1818

                          Not Applicable
   (Former name or former address, if changed since last year)






ITEM 5. OTHER EVENTS

On January 25, 2000, Grand Premier Financial, Inc. issued the press release included as Exhibit 99 to this Form 8-K.




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

   (c) Exhibits

       99   Press release dated January 25, 2000.





                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Grand Premier Financial, Inc.
                                           (Registrant)


Date: January 27, 2000             By: /s/ David L. Murray
                                       David L. Murray
                                       Senior Executive Vice President
                                       and Chief Financial Officer



                          EXHIBIT INDEX


Exhibit No.   Description

   99         Press release dated January 25, 2000.




                            EXHIBIT 99


Grand Premier Financial, Inc.
486 West Liberty Street
Wauconda, Illinois 60084-2489

Contact: David L. Murray, Sr. EVP/CFO (847) 487-1818 Ext. 2150

FOR IMMEDIATE RELEASE
January 25, 2000

Grand Premier 1999; a Year of Growth and Achievement

Wauconda, Illinois - Grand Premier released today a summary of its financial performance for the year 1999.

 "The past year has been a year of significant importance to our Company, both financially and in what the future may hold" said Richard L. Geach, Grand Premier's Chairman, President and Chief Executive Officer. "We experienced solid growth in net income less non-recurring items and in loans, and signed an agreement to be merged into Old Kent Financial Corporation with a target date of early second quarter, 2000."

Net income less non-recurring items increased 8.7%, from $15,216,000 in 1998 to $16,544,000 in 1999. The following table presents net income as reported and net income less non-recurring items for 1998 and 1999:

                                                1999             1998

Reported Net Income                        $ 20,009,000     $ 27,400,000

Non-recurring items, net of tax:
Less: Net gain on sale of
         branches and deposits               (4,747,000)             ---
      Net gain on sale of securities                ---      (12,184,000)
Plus: Merger related expenses                 1,214,000              ---
      Net loss on sale of securities             68,000              ---

Net Income less non-recurring items        $ 16,544,000     $ 15,216,000

At December 31, 1999, Grand Premier had total assets of $1.663 billion, deposits of $1.356 billion, loans of $1.137 billion and equity capital of $188 million. "Our $181 million growth in net loans during 1999 is of particular note" stated Geach, "since overall asset quality remained excellent ". At year-end 1999, non-performing loans were .68% of total loans versus .78% at December 31, 1998.

A summary of Grand Premier's financial highlights for the years ended December 31, 1999 and 1998 and the fourth quarter for each year is attached.



                             FINANCIAL HIGHLIGHTS


                                 For the Year Ended      For the Quarter Ended
                              12/31/99     12/31/98      12/31/99     12/31/98

Earnings (thousands)
Interest Income               $113,780     $116,655       $30,235      $28,844
Interest Expense                50,744       54,295        14,053       13,498
Net Interest Income             63,036       62,360        16,182       15,346
Provision for Loan Losses        4,300        3,600         2,250          900
Securities gains (losses)         (113)      20,196          (245)          64
Gains on sales of
   branches & deposits           7,869            -             -            -
Non Interest Income             13,075       12,851         3,204        3,346
Merger related costs             1,214            -           456            -
Non Interest Expense            47,789       49,843        11,879       13,056
Income Taxes                    10,555       14,564         2,335        1,335
Net Income                      20,009       27,400         2,221        3,465

Financial Position (thousands)
Total Assets                $1,662,639   $1,648,241
Investment Securities          411,010      516,083
Loans, gross                 1,137,063      956,200
Allowance for Loan Losses       13,474       12,443
Deposits                     1,356,326    1,361,020
Stockholder's Equity           188,004      183,389

Average Balances (thousands)
Total Assets                $1,600,321   $1,624,509    $1,664,102   $1,653,124
Investment Securities          425,981      480,739       422,361      529,722
Loans, gross                 1,036,284      980,196     1,104,510      953,878
Allowance for Loan Losses       13,124       13,660        13,608       12,865
Deposits                     1,302,571    1,329,765     1,365,596    1,363,326
Stockholder's Equity           189,152      179,867       190,197      183,369

Asset Quality (thousands)
Total Non Performing Loans     $ 7,707      $ 7,476
  Non Accrual Loans              7,021        6,893
  Loans Past Due 90 Days or More   686          170
  Restructured Loans                 -          413

Share Information
Average Diluted Shares      23,175,605   23,202,847
Book Value Per Share           $  8.01      $  7.92
Closing Market Price            14.813        12.25
Cash Dividend Per Share            .36          .34         $ .09        $ .09
Earnings Per Share, Basic          .87         1.21           .09          .15
Earnings Per Share, Diluted        .86         1.17           .09          .15